Exhibit 99.3

EXECUTION VERSION

MORTGAGE LOAN PURCHASE AGREEMENT

between

UBS AG,

by and through its branch office at 1285 Avenue of the Americas, New York, New York, as Seller

and

BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.
as Purchaser

Dated October 25, 2016

Exhibit 1	Mortgage Loan Schedule
Exhibit 2	Mortgage Loan Representations and Warranties
Exhibit 3	Form of Bill of Sale
Exhibit 4	Form of Limited Power of Attorney

i

Index of Defined Terms

Accountants’ Due Diligence Report	13
Agreement	1
Asset Representations Reviewer	1
Assignment	5
Assignments	5
Authenticating Agent	1
Bill of Sale	2
Certificate Administrator	1
Certificate Purchase Agreement	1
Certificate Registrar	1
Certificates	1
Closing Date	2
Collateral Information	8
Custodian	1
Defective Loan	14
Deleted Mortgage Loan	19
Depositor	1
Dispute	20
Extended Cure Period	17
Final Judicial Determination	21
Final Memorandum	1
Indemnification Agreement	11
Initial Cure Period	16
Initial Purchasers	1
Issuing Entity	1
Master Servicer	1
Mortgage Loan Schedule	2
Mortgage Loans	1
MOU	26
Operating Advisor	1
Other Mortgage Loans	1
Pooling and Servicing Agreement	1
Preliminary Memorandum	2
Preliminary Prospectus	1
Private Certificates	1
Prospectus	1
Public Certificates	1
Purchaser	1
Qualified Mortgage Material Defect	16
Repurchase Request	20
Seller	1
Seller 15Ga-1 Notice	20
Seller Defeasance Rights and Obligations	22
Seller Reporting Information	11
Seller’s Information	11
Special Servicer	1
Trustee	1
Underwriters	1
Underwriting Agreement	1

ii

Mortgage Loan Purchase Agreement (this “Agreement“), dated October 25, 2016, between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“Seller“) and Banc of America Merrill Lynch Commercial Mortgage Inc. (“Purchaser“).

Seller agrees to sell, and Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the “Mortgage Loans“), each of which is evidenced by one or more related notes or other evidence of indebtedness (each a “Mortgage Note”) evidencing the indebtedness of the related obligor under the related Mortgage Loan (each a “Mortgagor”), as described herein. Purchaser will convey the Mortgage Loans to a trust (the “Issuing Entity“) created pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement“), to be dated as of November 1, 2016, between Purchaser, as depositor (the “Depositor“), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer“), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer“), Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor“) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), Wilmington Trust, National Association, as trustee (the “Trustee“), and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator“), as custodian (in such capacity, the “Custodian“), as certificate registrar (in such capacity, the “Certificate Registrar“), and as authenticating agent (in such capacity, the “Authenticating Agent“). In exchange for the Mortgage Loans, certain other mortgage loans to be purchased by Purchaser (collectively the “Other Mortgage Loans“), the Issuing Entity will issue to the Depositor pass-through certificates to be known as Morgan Stanley Bank of America Merrill Lynch Trust 2016-C31, Commercial Mortgage Pass-Through Certificates, Series 2016-C31 (the “Certificates“). The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Public Certificates“) will be sold by Purchaser to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, KeyBanc Capital Markets Inc. and Drexel Hamilton, LLC, as underwriters (in such capacities, the “Underwriters“), pursuant to an Underwriting Agreement, between Purchaser, Bank of America, National Association and the Underwriters, dated as of the date hereof (the “Underwriting Agreement“), and the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class R Certificates (the “Private Certificates“) will be sold by Purchaser to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, KeyBanc Capital Markets Inc. and Drexel Hamilton, LLC, as initial purchasers (in such capacities, the “Initial Purchasers“) pursuant to a Certificate Purchase Agreement, between Purchaser, Bank of America, National Association and the Initial Purchasers, dated as of the date hereof (the “Certificate Purchase Agreement“). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Preliminary Prospectus dated October 17, 2016 (as supplemented by the preliminary prospectus supplement, dated October 18, 2016, the “Preliminary Prospectus”) and a Prospectus dated October 27, 2016 (the “Prospectus”), and the Initial Purchasers will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated October 27, 2016 (the “Final Memorandum“) and a preliminary version thereof dated October 17, 2016 (as supplemented by the preliminary private placement memorandum supplement, dated October 18, 2016, the “Preliminary Memorandum“).

In consideration of the mutual agreements contained herein, Seller and Purchaser hereby agree as follows:

1.            AGREEMENT TO PURCHASE.

1.1       Seller agrees to sell, and Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the “Mortgage Loan Schedule“) annexed hereto as Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by Purchaser pursuant to the terms hereof . The Cut-off Date with respect to each Mortgage Loan is the respective due date for such Mortgage Loan in November 2016 (or, in the case of any Mortgage Loan that has its first (1st) due date after November 2016, the date that would have been its due date in November 2016 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month). The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-off Date, after giving effect to any payments during or prior to November 2016, whether or not received, of $176,368,206. The sale of the Mortgage Loans shall take place on November 14, 2016 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date“). The purchase price to be paid by Purchaser for the Mortgage Loans shall equal the amount to be set forth as such purchase price in the Bill of Sale (substantially in the form of Exhibit 3 hereto), to be entered into between the parties to this Agreement in connection with this Agreement and the issuance of the Certificates (the “Bill of Sale“). The purchase price shall be paid to Seller by wire transfer in immediately available funds on the Closing Date.

1.2       On the Closing Date, Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14 hereof), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and Purchaser’s rights under this Agreement (to the extent set forth in Section 14 hereof).

2.            CONVEYANCE OF MORTGAGE LOANS.

2.1       Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, Seller does hereby transfer, assign, set over and otherwise convey to Purchaser, without recourse, except as specifically provided herein, all the right, title and interest of Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date, with the understanding that a servicing rights purchase and sale agreement or comparable agreement may be executed by Seller and the Master Servicer. Such assignment includes all scheduled payments of principal and interest under and proceeds of the Mortgage Loans received after their respective Cut-off Dates (other than scheduled payments of interest and principal due on or before their respective Cut-off Dates, which shall belong and be promptly remitted to Seller) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by Seller (including all documents included in the related Mortgage Files and Servicing Files and any other documents contemplated to be delivered by Seller under

2

Section 2.01(b) of the Pooling and Servicing Agreement); provided, that with respect to any Mortgage Loan that is part of a Whole Loan, Seller’s assignment of the related Intercreditor Agreement is limited to an assignment of its rights thereunder as holder of the related Mortgage Loan. Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of a Qualified Substitute Mortgage Loan, due on or prior to the related date of substitution and collected after such date, in each case, which shall belong to Seller). The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement.

2.2           In connection with Seller’s assignment pursuant to Section 2.1 above, Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, (x) on or before the Closing Date, the documents specified in clauses (i), (ii), (vii), (viii), (x) and (xii) of the definition of “Mortgage File” (provided, that if any such document (other than a document specified in clause (i) of the definition of “Mortgage File”) is not available on the Closing Date, it shall be delivered to the Custodian in accordance with clause (y) below) and (y) on or before the date that is forty-five (45) days following the Closing Date (or such later date as may be provided under Sections 2.01(b) or (c) of the Pooling and Servicing Agreement with respect to any item), except in the case of a Mortgage Loan that is a Non-Serviced Whole Loan as of the Closing Date (which delivery shall be subject to Section 2.2.1 below), the remainder of the Mortgage File for each Mortgage Loan and any other items contemplated to be delivered or deposited by Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement (other than amounts from reserve accounts (which shall be delivered in accordance with Section 2.01(f) of the Pooling and Servicing Agreement) and originals of letters of credit, which shall be transferred to the Master Servicer) for each Mortgage Loan, and shall take such other actions and pay such costs with respect to the Mortgage Loans as may be contemplated to be taken or paid by Seller under Sections 2.01(b) and (c) and 3.01(f) of the Pooling and Servicing Agreement.

   In addition, on or prior to the fifth (5th) Business Day after the Closing Date, Seller, at its expense, shall deliver to the Custodian five (5) limited powers of attorney substantially in the form attached hereto as Exhibit 4 in favor of the Custodian (on behalf of the Trustee) and the Special Servicer to empower the Custodian (on behalf of the Trustee) and, in the event of the failure or incapacity of the Custodian (on behalf of the Trustee), the Special Servicer to sign and/or deliver to a third party for submission, or to cause the Custodian to sign and/or deliver to a third party for submission, for recording, at the expense of Seller, any mortgage loan documents required to be recorded as described in Section 2.01 of the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee (or the Custodian on its behalf)); provided, that if the Seller fails to promptly pay the Special Servicer or Custodian the expenses associated with recording documents as provided in this sentence, then such expenses shall be payable out of the Trust (it being understood for the avoidance of doubt that the applicable Seller will nonetheless remain responsible for reimbursing the Trust for such expenses). Seller agrees to reasonably cooperate

3

with the Custodian, the Trustee and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is one hundred eighty (180) days following the delivery of notice of such absence to Seller, but in no event earlier than eighteen (18) months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Custodian or the Special Servicer, as applicable, shall submit such documents for recording, at Seller’s expense, after the periods set forth above, provided, the Custodian or the Special Servicer, as applicable, shall not submit such assignments for recording if Seller produces evidence that it or a third-party on its behalf has sent any such assignment for recording and certifies that Seller is awaiting its return from the applicable recording office.

 2.2.1       Notwithstanding any of the foregoing to the contrary, with respect to any Non-Serviced Mortgage Loan, (A) if the Custodian is not also the related Non-Serviced Custodian, (1) the preceding document delivery requirements shall be met by the delivery by Seller of copies of the documents specified above (other than the Mortgage Notes (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage Loan with respect to which the originals shall be required), including a copy of the Mortgage securing the Non-Serviced Mortgage Loan, and (2) the requirement to deliver any of the preceding documents in the name of the Trustee shall be met by the delivery of such documents in the name of the Non-Serviced Mortgage Loan Trustee for the benefit of, among others, the Trustee, as holder of such Non-Serviced Mortgage Loan, or (B) if (and only for so long as) the Custodian is also the related Non-Serviced Custodian, the preceding document delivery requirements shall be met by (1) delivery by Seller to the Custodian of originals of the documents described in clause (i) of the definition of “Mortgage File” and (2) custody of the documents specified in clauses (ii) through (xviii) of the definition of “Mortgage File” by the related Non-Serviced Custodian pursuant to the related Non-Serviced PSA; provided, that if any document specified in clauses (ii) – (xviii) of the definition of “Mortgage File” was not or was not required to be delivered to the related Non-Serviced Custodian in connection with the securitization of the related Non-Serviced Companion Loan, Seller shall deliver such document to the Custodian; provided, further, that the Custodian has made, and complies with, the representations, warranties and covenants set forth in the second proviso to clause (B) of the penultimate paragraph of the definition of “Mortgage File” in the Pooling and Servicing Agreement.

2.3           [Reserved]

2.4           In addition, with respect to the Mortgage Loans identified as MY Portfolio, Ramada Plaza Atlanta Capital Park, Clarion Inn Lake Jackson and Country Inn & Suites - Michigan City on the Mortgage Loan Schedule, which are each subject to a franchise agreement with a related comfort letter in favor of Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders or otherwise have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, Seller or its designee shall provide any

4

such required notice or make any such required request to the related franchisor (with a copy of such notice or request to the Master Servicer) within forty-five (45) days of the Closing Date (or any shorter period if required by the applicable comfort letter).

2.5       In connection with Seller’s assignment pursuant to Section 2.1 above, Seller, at its expense, shall deliver or make available to and deposit with, or cause to be delivered or made available to and deposited with, the Master Servicer in accordance with Section 2.01(d) of the Pooling and Servicing Agreement the following items: (i) within the timeframes for delivery set forth in Section 2.2 above, a copy of the Mortgage File for each Mortgage Loan (except that copies of instruments of assignment will be delivered by the Custodian when the originals are returned or delivered, as applicable, to it in accordance with the requirements of Section 2.01(b) of the Pooling and Servicing Agreement); (ii) within the timeframe for delivery set forth in Section 2.01(d) of the Pooling and Servicing Agreement and except in the case of a Mortgage Loan that is part of a Non-Serviced Whole Loan, the Servicing File with respect to each Mortgage Loan (provided that Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses of Seller or its Affiliates, including without limitation, credit committee briefs or memoranda, credit underwriting or other analyses or data and other internal approval documents); and (iii) within the timeframes for delivery set forth in Section 2.01(f) of the Pooling and Servicing Agreement, all unapplied reserve funds and Escrow Payments in the possession or under the control of Seller that relate to the Mortgage Loans (other than any Non-Serviced Whole Loans). In accordance with Section 2.01(c) of the Pooling and Servicing Agreement, Seller shall, except in the case of a Non-Serviced Mortgage Loan, at its sole cost and expense, cause each Assignment of Mortgage, each assignment of Assignment of Leases and each assignment of each UCC Financing Statement (collectively, the “Assignments” and each, individually, an “Assignment”) relating to the Mortgage Loans to be prepared in proper form for filing or recording, as applicable, and promptly (and in any event within one hundred twenty (120) days after the later of the Closing Date and Seller’s actual receipt of the related documents and the necessary recording and filing information) submit such Assignments for filing or recording, as the case may be, in the applicable public filing or recording office. On the Closing Date, Seller may deliver one omnibus assignment for all Mortgage Loans substantially in the form of Exhibit H to the Pooling and Servicing Agreement to the Custodian. Each such Assignment submitted for recording shall reflect that it (or a certified copy thereof) should be returned by the public recording office to the Custodian or its designee following recording or filing (or to Seller or its agent who will then be responsible for delivery of the same to the Custodian or its designee). Any such Assignment received by Seller or its agent shall be required to be delivered to the Custodian to be included as part of the related Mortgage File within thirty (30) days after receipt. If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about one hundred eighty (180) days after the Closing Date, Seller or its designee shall prepare, at its own expense, a substitute therefor or cure such defect, as the case may be, and thereafter Seller or its designee shall, at the expense of Seller, upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If, on or after the first anniversary of the Closing Date, the Custodian advises Seller that the Custodian has not received confirmation of the recording or filing, as the case may be, of any such Assignment, Seller may then pursue such confirmation itself or request that the Custodian pursue such

5

confirmation at Seller’s expense, and upon such a request and provision for payment of such expenses satisfactory to the Custodian, the Custodian, at the expense of Seller, shall cause a search of the land records of each applicable jurisdiction and of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Custodian or Seller, as applicable, shall promptly inform the other and the Custodian shall provide Seller with a copy of the Assignment and request the preparation of a new Assignment. Seller shall cause (and pay the expenses for) the preparation of, and execute, replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Custodian, fail to appear of record and must be resubmitted.

To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple Assignments, Seller shall execute the Assignments relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such Assignments shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from Seller to Purchaser and from Purchaser to the Trustee on behalf of the Certificateholders.

2.6        Upon the sale of the Mortgage Loans by Seller to Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of Seller shall immediately vest in Purchaser and its assigns, and shall be delivered promptly by Seller to the Trustee (or the Custodian on its behalf) or the Master Servicer as set forth herein, subject to the requirements of the Pooling and Servicing Agreement. Seller’s and Purchaser’s records shall reflect the transfer of each Mortgage Loan from Seller to Purchaser and its assigns as a sale.

2.7         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to Purchaser by Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by Seller to Purchaser to secure a debt or other obligation of Seller. However, if, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

2.7.1       this Agreement shall be deemed to be a security agreement; and

2.7.2       the conveyance provided for in this Section 2 shall be deemed to be a grant by Seller to Purchaser of, and Seller hereby grants to Purchaser, a security interest in all of Seller’s right, title, and interest, whether now owned or existing or hereafter acquired or arising, in, to and under:

6

A.       All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

B.       All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

C.       All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

2.8         The possession by Purchaser or its designee (including, with respect to any Non-Serviced Mortgage Loan, the Non-Serviced Mortgage Loan Trustee for the benefit of, among others, the Trustee, as holder of such Non-Serviced Mortgage Loan) of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the UCC (including, without limitation, Section 9-313 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, Seller makes no representation or warranty as to the perfection of any such security interest.

2.9         Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

2.10       Seller hereby agrees to provide Purchaser with prompt notice of any information it receives which indicates that the transfer of each Mortgage Loan from Seller to Purchaser may not be treated as a sale. Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, Seller hereby authorizes the Master Servicer, the Trustee and the Custodian to file all filings necessary to maintain the effectiveness of any original filings necessary under the UCC as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, Purchaser shall have all of the rights

7

and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdiction.

2.11       Notwithstanding anything to the contrary contained herein, and subject to Section 2.1 hereof, Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note required to be delivered to the Trustee (or the Custodian on its behalf) or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and Purchaser’s acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of Purchaser’s or its successors’ and assigns’ rights in respect thereof pursuant to Section 5 hereof.

3.            EXAMINATION OF MORTGAGE FILES AND DUE DILIGENCE REVIEW.

3.1       Seller shall (i) deliver to Purchaser on or before the Closing Date a diskette acceptable to Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by Purchaser, (ii) deliver to Purchaser on or before the Closing Date investor files (collectively the “Collateral Information“) with respect to the Mortgage Loans proposed to be included in the Issuing Entity and made available at Purchaser’s headquarters in New York, and (iii) otherwise cooperate fully with Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of Purchaser or the Trustee to cause Seller to cure any Material Defect, or to repurchase or replace the defective Mortgage Loans pursuant to Section 5 hereof.

3.2       On or prior to the Closing Date, Seller shall allow representatives of Purchaser and any designees thereof to examine and audit all books, records and files pertaining to the Mortgage Loans, Seller’s underwriting procedures and Seller’s ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place upon reasonable prior advance notice at one or more offices of Seller during normal business hours and shall not be conducted in a manner that is disruptive to Seller’s normal business operations. In the course of such examinations and audits, Seller will make available to such representatives of Purchaser and any designees thereof reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, Seller shall provide Purchaser with all material information regarding Seller’s financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to Seller’s financial condition, financial statements as provided to Purchaser or other developments affecting Seller’s ability to consummate the transactions contemplated hereby or otherwise affecting Seller in any material respect. Within forty-five (45) days after the Closing Date, Seller shall provide the Master Servicer with any additional information identified by the Master Servicer as necessary to complete the CREFC® Property File, to the extent that such information is available to Seller.

8

3.3       Purchaser may exercise any of its rights hereunder through one or more designees or agents, provided Purchaser has provided Seller with prior notice of the identity of such designee or agent.

3.4       Purchaser shall keep confidential any information regarding Seller and, to the extent required pursuant to the terms of the Pooling and Servicing Agreement, the Mortgage Loans that has been delivered into Purchaser’s possession and that is not otherwise publicly available; provided, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent Purchaser deems such information necessary and appropriate or required to be included in the Preliminary Memorandum, the Final Memorandum, the Preliminary Prospectus, the Prospectus (as defined in the Pooling and Servicing Agreement) or any other disclosure document relating to the Certificates or Purchaser is required by law or court order to disclose such information. If Purchaser is required or otherwise deems it necessary and appropriate to disclose in the Preliminary Prospectus, the Preliminary Memorandum, the Final Memorandum, the Prospectus or any other disclosure document relating to the Certificates confidential information regarding Seller as described in the preceding sentence, Purchaser shall provide to Seller a copy of the proposed form of such disclosure prior to making such disclosure and Seller shall promptly, and in any event within two (2) Business Days, notify Purchaser of any inaccuracies therein, in which case Purchaser shall modify such form in a manner that corrects such inaccuracies. If Purchaser is required by law or court order to disclose confidential information regarding Seller as described in the second preceding sentence, Purchaser shall notify Seller and cooperate in Seller’s efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, Purchaser is compelled as a matter of law to disclose such information, Purchaser shall, prior to making such disclosure, advise and consult with Seller and its counsel as to such disclosure and the nature and wording of such disclosure and Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then Purchaser shall be permitted to make such disclosure without prior review by Seller and shall give Seller prompt notice of such disclosure.

4.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER.

4.1       To induce Purchaser to enter into this Agreement, Seller hereby makes for the benefit of Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule 2-A attached to such Exhibit 2. In addition, Seller hereby further represents, warrants and covenants to Purchaser as of the date hereof as follows:

4.1.1       Seller is duly organized and validly exists as a Swiss banking corporation, operating through a duly licensed U.S. branch office for purposes of the MSBAM 2016-C31 transaction. Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to Purchaser and has the requisite power

9

and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

4.1.2       This Agreement has been duly and validly authorized, executed and delivered by Seller, and assuming the due authorization, execution and delivery hereof by Purchaser, this Agreement constitutes the valid, legal and binding agreement of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

4.1.3       No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Seller with this Agreement, or the consummation by Seller of any transaction contemplated hereby, other than (A) such qualifications as may be required under state securities or blue sky laws, (B) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with Seller’s sale of the Mortgage Loans to Purchaser, (C) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (D) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by Seller under this Agreement.

4.1.4       Neither the transfer of the Mortgage Loans to Purchaser, nor the execution, delivery or performance of this Agreement by Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of Seller’s articles of association, (B) any term or provision of any material agreement, contract, instrument or indenture to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in Section 4.1.3 hereof, any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

4.1.5       There are no actions or proceedings against, or investigations of, Seller pending or, to Seller’s knowledge, threatened in writing against Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to

10

materially and adversely affect the transfer of the Mortgage Loans to Purchaser or the execution or delivery by, or enforceability against, Seller of this Agreement or have an effect on the financial condition of Seller that would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

4.1.6       On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by Seller of all of its right, title and interest in and to the Mortgage Loans to Purchaser.

4.1.7       To Seller’s knowledge, the information in the Preliminary Prospectus, the Prospectus, the Preliminary Memorandum and the Final Memorandum as to which Seller is providing indemnification pursuant to that certain indemnification agreement, dated the date hereof, between Seller, Purchaser, the Underwriters, and the Initial Purchasers (the “Indemnification Agreement“, and such information the “Seller’s Information“) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein (solely in the case of the Preliminary Prospectus and the Prospectus) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Seller has complied with the disclosure requirements of Regulation AB that arise from its role as “originator” and/or “sponsor” (and, if Seller was not the originator with respect to any Mortgage Loan, the role of the related originator as “originator”) in connection with the issuance of the Public Certificates. The review described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG— Review of the UBS AG, New York Branch Mortgage Loans” in the Prospectus was designed and effected to provide reasonable assurance that the disclosure regarding the Mortgage Loans in the Prospectus is accurate in all material respects. Notwithstanding anything contained herein to the contrary, this Section 4.1.7 shall run exclusively to the benefit of Purchaser and no other party.

4.1.8       Seller hereby agrees to deliver to Purchaser (or with respect to any Serviced Companion Loan that is deposited into an Other Securitization, the depositor in such Other Securitization) and to the Certificate Administrator or the Trustee, as applicable, any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information set forth next to Seller’s name on Exhibit BB, Exhibit CC or Exhibit DD of the Pooling and Servicing Agreement (in formatting reasonably appropriate for inclusion in such form) (collectively, “Seller Reporting Information“); provided, that Seller Reporting Information shall not be exclusive of any additional disclosure items specifically related to Seller or any related Mortgage Loan originator that may be added to Form 10-K, Form 10-D or Form 8-K subsequent to the date hereof that are required to be included in the Exchange Act reports related to the Issuing Entity if the Depositor or the Certificate Administrator provides Seller with notice of such additional requirements. Seller shall use its best efforts to deliver proposed disclosure language relating to any such event described under Items 1100(e), 1117, 1119 and/or 1124 to the extent such Item is applicable to the Prospectus under Regulation AB, subject to such clarification and interpretation as have been (or may be) provided by the Commission or its staff from time to time) of Regulation AB and Item 1.03 to Form 8-K to the Certificate Administrator or the Trustee, as applicable, and Purchaser within one (1) Business Day and in any event no later than two (2) Business Days of Seller becoming aware of such event and shall provide disclosure relating to any other Seller Reporting Information required to be disclosed by Seller pursuant to this Section 4.1.8 on Form 8-K, Form 10-D or Form 10-K within two (2) Business

11

Days following Purchaser’s request for such disclosure language. In connection with providing such disclosure language and Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by Seller, Purchaser shall provide Seller with a list of all parties to the Pooling and Servicing Agreement and any Servicing Function Participant with respect to which it has received notice pursuant to the terms of the Pooling and Servicing Agreement. The obligation of Seller to provide the above-referenced disclosure materials shall be suspended (for so long as neither the Issuing Entity nor, with respect to any Serviced Companion Loan related to a Serviced Pari Passu Mortgage Loan sold to the Issuing Entity by Seller, the trust in the related Other Securitization, is subject to the reporting requirements of the Exchange Act), as to any fiscal year, upon the Certificate Administrator or the Trustee, as applicable, filing the form necessary to be filed with the Commission to suspend the Issuing Entity’s reporting obligations under the Exchange Act as to that fiscal year in accordance with Section 11.08 of the Pooling and Servicing Agreement or the reporting requirements with respect to the Issuing Entity under the Exchange Act have otherwise been automatically suspended; provided, that for the avoidance of doubt, the suspension of such information reporting does not apply to Seller Reporting Information that is required to be provided for the fiscal year prior to suspension of the Issuing Entity’s reporting requirements under the Exchange Act (including Additional Form 10-K Disclosure required to be disclosed on the Form 10-K related to the fiscal year preceding the year in which the form necessary to be filed with the Commission to suspend the Issuing Entity’s reporting obligations under the Exchange Act was filed). Purchaser shall provide Seller with notice (which notice may be sent via facsimile or by email) if the Certificate Administrator or the Trustee, as applicable, does file the form necessary to be filed with the Commission to suspend the Issuing Entity’s reporting obligations under the Exchange Act pursuant to Section 11.08 of the Pooling and Servicing Agreement. Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Issuing Entity under Section 13(a) and/or Section 15(d) of the Exchange Act.

With respect to each Servicing Function Participant that services a Mortgage Loan as of the Closing Date, Seller (i) represents and warrants that it has caused each such Servicing Function Participant to be required to comply, as evidenced by written documentation between each such Servicing Function Participant and Seller or Master Servicer, with all reporting requirements set forth in Article XI of the Pooling and Servicing Agreement (including but not limited to the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable) applicable to such Servicing Function Participant for the Mortgage Loans, and (ii) covenants with Purchaser that, for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, it shall cause each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to be required to comply with all reporting requirements set forth therein.

4.1.9       Within sixty (60) days after the Closing Date, Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File to the IntraLinks Site, and each such Diligence File shall be organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and Seller.

12

4.1.10       Within sixty (60) days after the Closing Date, Seller shall provide the Depositor (with a copy via e-mail to each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Directing Certificateholder, the Asset Representations Reviewer and the Operating Advisor) a certificate signed by an authorized officer of Seller certifying that the electronic copies of the documents uploaded to the IntraLinks Site constitute all documents required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and Seller.

4.1.11       Seller shall deliver any additional documents requested of it by the Asset Representations Reviewer pursuant to Section 12.01(b)(ii) of the Pooling and Servicing Agreement, but only to the extent such documents are in its possession (and, if such documents are not in its possession, solely with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, Seller shall make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). Notwithstanding the foregoing, no information that is proprietary to Seller or any draft documents or privileged or internal communications or credit underwriting analysis shall constitute part of the Diligence File.

4.1.12       Upon the completion of an Asset Review with respect to an individual Asset Review Trigger and the Mortgage Loans that are subject to such Asset Review and receipt of a written request from the Asset Representations Reviewer, Seller shall no later than ten (10) Business Days after such request pay a fee equal to the Asset Representations Reviewer Asset Review Fee.

4.1.13       Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to the dispute resolution method.

4.1.14       Except for the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (such report, the “Accountants’ Due Diligence Report”), Seller has not obtained (and, through and including the Closing Date, will not obtain) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) in connection with the securitization transaction contemplated herein and in the Prospectus and Private Placement Memorandum and, except for the accountants with respect to the Accountants’ Due Diligence Report, Seller has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and Private Placement Memorandum. The Underwriters and Initial Purchasers are intended third-party beneficiaries of the provisions set forth in this Section 4.1.14.

4.1.15       Seller shall indemnify and hold harmless Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising

13

out of or based upon (i) (x) any failure of Seller to pay the fees described under Section 4.1.12 above as a result of Seller being insolvent or (y) any other failure of Seller to pay the fees described under Section 4.1.12 above which such failure described in this clause (y) is not cured within ninety (90) days of the original written request by the Asset Representations Reviewer or (ii) any failure by Seller to provide all documents required to be delivered by it pursuant to this Agreement and/or under the definition of “Diligence File” in the Pooling and Servicing Agreement within sixty (60) days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement). In addition, in connection with any Certificateholder vote held after an Asset Review Vote Election pursuant to Section 12.01 of the Pooling and Servicing Agreement, Seller shall, upon request by the Certificate Administrator, reimburse the Certificate Administrator for its pro rata portion of the Certificate Administrator’s reasonable out-of-pocket costs of administering such vote (based on the outstanding principal balance of its Delinquent Loans relative to the aggregate outstanding principal of all Delinquent Loans that resulted in the relevant Asset Review Trigger).

4.1.16       In connection with any Repurchase Request referred to mediation pursuant to Section 2.03 of the Pooling and Servicing Agreement, Seller agrees to pay the portion of the expenses of such mediation allocated to it as mutually agreed by the parties to such mediation and in accordance with this Agreement and Section 2.03 of the Pooling and Servicing Agreement. In addition, in connection with any Repurchase Request referred to arbitration pursuant to Section 2.03 of the Pooling and Servicing Agreement, Seller agrees to pay the portion of the costs of such arbitration allocated to it by the related arbitrator in such arbitrator’s reasonable discretion and in accordance with this Agreement and Section 2.03 of the Pooling and Servicing Agreement.

4.1.17       Seller hereby agrees that it shall be deemed to make to and for the benefit of Purchaser, as of the date of any substitution, with respect to any Qualified Substitute Mortgage Loan substituted for a Mortgage Loan, each of the representations and warranties set forth in Exhibit 2 to this Agreement. For purposes of the representations and warranties set forth in Exhibit 2, representations and warranties made as of the Closing Date or as of the Cut-off Date shall, in the case of a Qualified Substitute Mortgage Loan, be made as of the date of substitution. From and after the date of substitution, any Qualified Substitute Mortgage Loan substituted for a Mortgage Loan shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. A “Defective Loan” is any Mortgage Loan as to which there is an unremedied Material Defect.

To induce Purchaser to enter into this Agreement, Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto, subject to the exceptions set forth in Schedule 2-A to Exhibit 2, will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Each of the representations, warranties and covenants made by Seller pursuant to this Section 4.1 shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

4.1.18       Seller hereby further agrees that with respect to any Serviced Companion Loan that is deposited into an Other Securitization, it shall, to the extent required under Section 11.15 of the Pooling and Servicing Agreement, (i) pay or cause to be paid the out-of-pocket cost

14

(including any reasonable attorney fees) of providing the information, opinion(s) of counsel, certifications and indemnification agreement(s) to the related Other Depositor by or on behalf of the Master Servicer, the Special Servicer, the Trustee, the Custodian or the Certificate Administrator pursuant to Section 11.15 of the Pooling and Servicing Agreement and (ii) take all actions reasonably requested of it by the related Other Depositor to enable such Other Securitization to comply with Regulation AB.

4.2           To induce Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as of the date hereof:

4.2.1       Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

4.2.2       Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by Seller, constitutes the valid, legal and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

4.2.3       No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Purchaser with this Agreement, or the consummation by Purchaser of any transaction contemplated hereby that has not been obtained or made by Purchaser.

4.2.4       Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by Purchaser will violate Purchaser’s certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which Purchaser is a party or that may be applicable to Purchaser or its assets.

4.2.5       Purchaser’s execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

15

4.2.6       There are no actions or proceedings against, or investigations of, Purchaser pending or, to Purchaser’s knowledge, threatened against Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of Purchaser that would materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement.

4.2.7       Purchaser has not dealt with any broker, investment banker, agent or other person, other than Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

4.2.8       Purchaser (A) prepared one or more reports on Form ABS-15G containing the findings and conclusions of the Accountants’ Due Diligence Report and meeting the requirements of Form ABS-15G and Rule 15Ga-2 under the Exchange Act; (B) provided a copy of the final draft of each Form ABS-15G to the Underwriters and Initial Purchasers at least six (6) Business Days before the date hereof; and (C) furnished each Form ABS-15G to the Commission on EDGAR at least five (5) Business Days before the first sale of Certificates in the offering contemplated by the Prospectus and Private Placement Memorandum as required by Rule 15Ga-2.

To induce Seller to enter into this Agreement, Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Each of the representations and warranties made by Purchaser pursuant to this Section 4.2 shall survive the purchase of the Mortgage Loans.

5.            REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES MADE BY SELLER.

(a)       Seller shall (i) in the case of a Material Defect other than a Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Qualified Mortgage Material Defect”), not later than ninety (90) days after Seller’s receipt of notice of or, if earlier, Seller’s discovery of such Material Defect or (ii) in the case of a Qualified Mortgage Material Defect, not later than eighty-five (85) days after the earlier of (x) the discovery by Seller or any party to the Pooling and Servicing Agreement of such Material Defect and (y) receipt of notice of a Material Defect from any party to the Pooling and Servicing Agreement (such ninety (90) or eighty-five (85) day period, as applicable, the “Initial Cure Period”), (A) cure such Material Defect in all material respects, at Seller’s own expense, including reimbursement of any related reasonable additional expenses of the Issuing Entity reasonably incurred by any party to the Pooling and Servicing Agreement, (B) repurchase the affected Mortgage Loan or successor REO Loan at the applicable Purchase Price and in conformity with this Agreement and the Pooling and Servicing Agreement or (C) substitute a

16

Qualified Substitute Mortgage Loan for such affected Mortgage Loan or successor REO Loan (provided that (x) such affected Mortgage Loan or successor REO Loan was not itself a Qualified Substitute Mortgage Loan and (y) in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith and in conformity with this Agreement and the Pooling and Servicing Agreement; provided, that except with respect to a Material Defect resulting solely from the failure by Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of “Mortgage File” by a date not later than eighteen (18) months following the Closing Date and, except with respect to a Qualified Mortgage Material Defect, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and Seller has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (such additional ninety (90) day period, the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or successor REO Loan or substitute a Qualified Substitute Mortgage Loan) and provided, further, that with respect to such Extended Cure Period Seller has delivered an officer’s certificate to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and (with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder, setting forth the reason such Material Defect is not capable of being cured within the Initial Cure Period and what actions Seller is pursuing in connection with the cure thereof and stating that Seller anticipates that such Material Defect will be cured within the Extended Cure Period; provided, further, that, if any such Material Defect is not cured after the Initial Cure Period and any such Extended Cure Period solely due to the failure of Seller to have received the recorded document, then Seller shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect so long as Seller certifies to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator no less than every ninety (90) days beginning at the end of such Initial Cure Period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that Seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). If the affected Mortgage Loan is to be repurchased, funds in the amount of the Purchase Price, together with the portion of fees of the Asset Representations Reviewer payable pursuant to Section 4.1.12 above attributable to the Asset Review with respect to such Mortgage Loan, shall be remitted by Seller by wire transfer to the Master Servicer for deposit into the Collection Account. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

If Seller, in connection with a Material Defect (or an allegation of a Material Defect) pertaining to a Mortgage Loan agrees to a Loss of Value Payment, pursuant to any agreement or a settlement between Seller and the Special Servicer on behalf of the Issuing Entity (and, with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) with respect to such Mortgage Loan, the amount of such Loss of Value Payment shall be remitted by wire transfer to the Special Servicer for deposit into the Loss of Value Reserve Fund. The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Special Servicer in respect of such Loss of Value Payment and the portion of fees of the Asset Representations Reviewer payable pursuant to Section 4.1.12 above attributable to the Asset Review of such

17

Mortgage Loan. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Issuing Entity regarding the related Material Defect in lieu of any obligation of Seller to otherwise cure such Material Defect or repurchase or substitute for the affected Mortgage Loan based on such Material Defect under any circumstances. This paragraph is intended to apply only to a mutual agreement or settlement between Seller and the Special Servicer on behalf of the Issuing Entity, provided, that (i) prior to any such agreement or settlement nothing in this paragraph shall preclude Seller or the Master Servicer or the Special Servicer, as applicable, from exercising any of its rights related to a Material Defect in the manner and timing set forth in this Agreement (excluding this paragraph) or the Pooling and Servicing Agreement (including any right to cure, repurchase or substitute for such Mortgage Loan), (ii) such Loss of Value Payment shall not be greater than the Purchase Price of the affected Mortgage Loan; and (iii) a Qualified Mortgage Material Defect may not be cured by a Loss of Value Payment.

Seller’s obligation to cure any Material Defect or to repurchase or substitute for any affected Mortgage Loan or, if Seller agrees to make a Loss of Value Payment, to pay the Loss of Value Payment pursuant to this Section 5 shall constitute the sole remedy available to Purchaser in connection with a Material Defect; provided, that this limitation shall not in any way limit Purchaser’s rights or remedies upon breach of any other representation or warranty or covenant by Seller set forth in this Agreement (other than those set forth in Exhibit 2).

If any Breach that constitutes a Material Defect pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then Seller may cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Issuing Entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Issuing Entity that are incurred as a result of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees payable pursuant to Section 4.1.12 above to the extent not previously paid to the Asset Representations Reviewer by Seller attributable to the Asset Review of such Mortgage Loan. Upon such remittance, Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by Seller equal to such fees or expenses obtained from the related Mortgagor shall promptly be returned to Seller.

Notwithstanding anything contained in this Agreement, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC Financing Statements with respect to such Mortgage Loan pursuant to Section 2 hereof shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the

18

related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and Seller provides an Opinion of Counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

(b)       Whenever a Qualified Substitute Mortgage Loan is substituted for a Defective Loan by Seller as contemplated by this Section 5, upon direction by the Master Servicer or the Special Servicer, as applicable, Seller shall deliver to the Custodian the related Mortgage File and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan after the related Due Date in the month of substitution, and Periodic Payments due with respect to the corresponding replaced Mortgage Loan (a “Deleted Mortgage Loan”) on or prior to the related Due Date in the month of substitution (but after the related Cut-off Date), shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan on or prior to the Due Date in the month of substitution, and Periodic Payments due with respect to the related Deleted Mortgage Loan after the related Due Date in the month of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to Seller promptly following receipt.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5, upon direction by the Master Servicer or the Special Servicer, as applicable, Seller shall amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement. Upon any substitution of a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, such Qualified Substitute Mortgage Loan shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

If any Mortgage Loan that is part of a Crossed Mortgage Loan Group is required to be repurchased or substituted, the provisions of Section 2.03(h), Section 2.03(i) and Section 2.03(j) of the Pooling and Servicing Agreement shall apply.

(c)       Seller shall be entitled, and Purchaser shall cause the Pooling and Servicing Agreement to entitle Seller upon (A) deposit of the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced as contemplated by this Section 5 in the account designated therefor by the Certificate Administrator on behalf of the Trustee as the assignee of Purchaser (or the Master Servicer on behalf of the Trustee), (B) if applicable, receipt by the Trustee as the assignee of Purchaser (or the Custodian) of the Mortgage File for any Qualified Substitute Mortgage Loan to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to this Section 5 to be delivered by Seller, and (C) delivery by Seller to each of the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer of a receipt executed by Seller evidencing such repurchase or substitution, to (i) a release of the Mortgage File and any other items previously required to be delivered by Seller under Sections

19

2.01(b) and (c) of the Pooling and Servicing Agreement for the repurchased or replaced Mortgage Loan to Seller or its designee, (ii) the execution and delivery of such instruments of release, transfer and/or assignment, in each case without recourse, as shall be prepared by Seller and are reasonably necessary to vest in Seller or its designee the legal and beneficial ownership of such repurchased or replaced Mortgage Loan (including property acquired in respect thereof and proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents, any portion of the related Servicing File and together with any Escrow Payments, reserve funds and any other items previously required to be delivered by Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement, held by or on behalf of the Custodian, the Master Servicer or the Special Servicer, as the case may be, with respect to the repurchased or replaced Mortgage Loan, in each case at the expense of Seller, and (iii) the execution and delivery of notice to the affected Mortgagor of such transfer of such repurchased or replaced Mortgage Loan.

(d)       [Reserved]

(e)       Seller acknowledges and agrees that Purchaser shall have no liability to Seller for any failure of Seller or any party to the Pooling and Servicing Agreement (other than Purchaser itself) to perform its obligations provided for thereunder.

(f)       If Seller (i) receives from any Person (other than the Depositor) any request or demand for repurchase or replacement of a Mortgage Loan because of a breach of a representation or warranty or a document defect (any such request or demand for repurchase or replacement, a “Repurchase Request”); (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request, then Seller shall deliver notice of such Repurchase Request, rejection, Dispute or withdrawal (each, a “Seller 15Ga-1 Notice”) to the Depositor within ten (10) Business Days of Seller’s receipt thereof (or in the case of a rejection or Dispute, the occurrence thereof).

Each Seller 15Ga-1 Notice may be delivered by electronic means and shall identify (a) the date on which such Repurchase Request was received, rejected, first disputed or withdrawn, (b) the Mortgage Loan with respect to which such Repurchase Request was made, (c) the identity of the Person making such request, and (d) the basis, if any, asserted for such request or withdrawal by such Person (or, with respect to any notice of rejection or Dispute by Seller, the reason for such rejection or the nature of such Dispute).

Seller represents and warrants that any information Seller provides to Purchaser pursuant to this Section 5(f) shall be true, complete and correct as of the date Seller provides such information to Purchaser.

(g)       Each of Seller and Purchaser acknowledge and agree that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing Seller or Purchaser with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to Seller or Purchaser under the Pooling and Servicing Agreement is provided only to assist Seller,

20

Purchaser and any of their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, (iii)(A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to Seller or Purchaser pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement and (iv) receipt of a 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to Section 5(f) shall not in and of itself constitute delivery, or receipt, of notice of any Material Defect or knowledge on the part of Seller of any Material Defect or admission by Seller of the existence of any Material Defect.

Seller shall provide to Purchaser relevant portions of any Form ABS-15G that Seller is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Repurchase Request with respect to any Mortgage Loan) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Commission. Promptly upon request, Purchaser shall provide or cause to be provided to Seller such information regarding the principal balance of any Mortgage Loan as is necessary in order for Seller to prepare any such Form ABS-15G.

(h)       The fact that a Material Defect is not discovered until after completion of foreclosure (but in all instances prior to the sale of the related REO Property) shall not prejudice any claim against Seller for repurchase of the REO Property (or the Issuing Entity’s interest therein). After a final liquidation of the Mortgage Loan or related REO Property, if a court of competent jurisdiction issues a final order after the expiration of any applicable appeal period that Seller is or was obligated to repurchase the related Mortgage Loan or REO Property (or the Issuing Entity’s interest therein) (a “Final Judicial Determination”) or Seller otherwise accepts liability, then, but in no event later than the termination of the Issuing Entity pursuant to Section 9.01 of the Pooling and Servicing Agreement, Seller shall pay to the Issuing Entity the difference between any Liquidation Proceeds received upon such liquidation in accordance with the Pooling and Servicing Agreement (including those arising from any sale to Seller) and the Purchase Price.

(i)       Notwithstanding the foregoing, if there is a breach of the representations and warranties set forth in paragraph 30 or paragraph 32 in Exhibit 2 hereto, and as a result the payments by a Mortgagor of reasonable costs and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or the defeasance of a Mortgage Loan are insufficient such that the Issuing Entity incurs an additional trust fund expense in an amount equal to such reasonable costs and expenses not paid by such Mortgagor, Seller hereby covenants and agrees to reimburse the Issuing Entity within ninety (90) days of the receipt of notice of such breach in an amount sufficient to avoid such additional trust fund expense (and, if applicable, to pay the amount of any fees and expenses of the Asset Representations Reviewer related to the Asset Review of such Mortgage Loan not previously paid by Seller).

(j)       Notwithstanding the foregoing, Purchaser and Seller hereby acknowledge and agree that with respect to each Mortgage Loan subject to defeasance, Seller has retained the right of the lender under the Mortgage Loan documents to receive a percentage of the economic

21

benefit associated with the ownership of the successor borrower, the right to establish, designate or approve the successor borrower and the right to purchase (or cause the purchase on behalf of the related borrower of) the related defeasance collateral (collectively, “Seller Defeasance Rights and Obligations“). Purchaser shall cause the Pooling and Servicing Agreement to provide that: (i) if the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan subject to defeasance, then the Master Servicer shall provide upon receipt of such notice, written notice of such defeasance request to Seller or its assignee; and (ii) until such time as Seller provides written notice to the contrary, notice of a defeasance of a Mortgage Loan with Seller Defeasance Rights and Obligations shall be delivered to Seller pursuant to the notice provisions of the Pooling and Servicing Agreement.

6.            CLOSING.

6.1           The closing of the sale of the Mortgage Loans shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Charlotte, North Carolina 28202 at 10:00 a.m., Charlotte time, on the Closing Date. The closing shall be subject to each of the following conditions:

6.1.1       All of the representations and warranties of Seller and Purchaser specified in Section 4 hereof (including, without limitation, the representations and warranties set forth on Exhibit 2 hereto) shall be true and correct as of the Closing Date (to the extent of the standard, if any, set forth in each representation and warranty).

6.1.2       All Closing Documents specified in Section 7 hereof, in such forms as are agreed upon and reasonably acceptable to Seller or Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

6.1.3       Seller shall have delivered and released to Purchaser or its designee all documents required to be delivered to Purchaser as of the Closing Date pursuant to Section 2 hereof.

6.1.4       The result of the examination and audit performed by Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of Seller’s Information to be disclosed in the Preliminary Prospectus, the Preliminary Memorandum, the Final Memorandum and the Prospectus.

6.1.5       All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and Seller and Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

6.1.6       Seller shall have paid all fees and expenses payable by it to Purchaser pursuant to Section 8 hereof.

6.1.7       The Private Certificates shall have received the ratings indicated in the Final Memorandum, and the Public Certificates shall have received the ratings indicated in the

22

free writing prospectus designated as a Structural and Collateral Term Sheet and dated October 17, 2016.

6.1.8       No Underwriter shall have terminated the Underwriting Agreement and none of the Initial Purchasers shall have terminated the Certificate Purchase Agreement or suspended, delayed or otherwise cancelled the Closing Date.

6.1.9       Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

6.1.10     Seller shall have timely complied with all requirements of Rule 15Ga-2 and Rule 17g-5 under the Exchange Act to the satisfaction of Purchaser.

6.1.11     Prior to the delivery of each of the Preliminary Prospectus and the Prospectus to investors, a duly authorized officer of Seller shall have executed and delivered to the Chief Executive Officer of the Depositor a sub-certification of Seller (the “Mortgage Loan Seller Sub-Certification”) to the certification provided by the Chief Executive Officer of the Depositor to the Securities and Exchange Commission pursuant to Regulation AB.

6.2           Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable Purchaser to purchase the Mortgage Loans on the Closing Date.

7.            CLOSING DOCUMENTS. The Closing Documents shall consist of the following:

7.1       Fully executed counterparts of this Agreement and the Indemnification Agreement.

7.2       A certificate of Seller, executed by a duly authorized officer of Seller and dated the Closing Date, and upon which Purchaser, its successors and assigns, and the Underwriters and the Initial Purchasers may rely, to the effect that: (i) the representations and warranties of Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

7.3       True, complete and correct copies of Seller’s articles of association and bylaws.

7.4       A certificate of good standing with respect to Seller from the Office of the Comptroller of the Currency dated not earlier than thirty (30) days prior to the Closing Date.

7.5       A certificate of the Secretary or Assistant Secretary of Seller, dated the Closing Date, and upon which Purchaser, its successors and assigns, the Underwriters and the Initial Purchasers may rely, to the effect that each individual who, as an officer or representative of Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed,

23

qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

7.6            An opinion of counsel (which, other than as to the opinion described in paragraph 7.6.6 below, may be in-house counsel) to Seller, dated the Closing Date, and addressed to Purchaser, the Underwriters and the Initial Purchasers, substantially to the effect of the following (with such changes and modifications as Purchaser may approve and subject to such counsel’s reasonable qualifications):

7.6.1       Seller is validly existing under the laws of the State of Delaware and has full corporate or organizational power and authority to enter into and perform its obligations under this Agreement.

7.6.2       This Agreement and the Indemnification Agreement have been duly authorized, executed and delivered by Seller.

7.6.3       No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

7.6.4       Neither the execution, delivery or performance of this Agreement or the Indemnification Agreement by Seller, nor the consummation by Seller of any of the transactions contemplated by the terms of this Agreement or the Indemnification Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any federal or State of New York court or governmental authority having jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

7.6.5       To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which Seller is a party, or threatened against Seller, (a) asserting the invalidity of this Agreement or the Indemnification Agreement or (b) which materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement or the Indemnification Agreement.

24

7.6.6       This Agreement is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

7.7       Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by Seller to Purchaser or Seller’s execution and delivery of, or performance under, this Agreement, in each case also addressed to Purchaser, the Underwriters and the Initial Purchasers.

7.8       A negative assurance letter, dated the Closing Date and addressed to Purchaser, the Underwriters, and the Initial Purchasers, in form reasonably acceptable to Purchaser, the Underwriters, and the Initial Purchasers, as to the disclosure provided by Seller to Purchaser with respect to itself and the Mortgage Loans for inclusion in the Preliminary Prospectus, the Preliminary Memorandum, the Final Memorandum and the Prospectus.

7.9       An opinion of counsel, dated the Closing Date and addressed to Purchaser and the Underwriters, in form reasonably acceptable to Purchaser and the Underwriters, that such disclosure complies as to form with the applicable requirements of Regulation AB with respect to Seller’s role as “Sponsor” and/or as an “Originator” (and, if Seller was not the originator with respect to any Mortgage Loan, the role of the related originator as an “Originator”) (each as defined in Regulation AB) in connection with the Certificates.

7.10     A letter from a nationally recognized certified public accounting firm in form reasonably acceptable to Purchaser, the Underwriters and the Initial Purchasers, dated the date hereof, addressed to Purchaser, the Underwriters and the Initial Purchasers, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Preliminary Prospectus, the Preliminary Memorandum, the Final Memorandum, and the Prospectus agrees with the records of Seller.

7.11     Such further certificates, opinions and documents as Purchaser may reasonably request.

7.12     An officer’s certificate of Purchaser, dated the Closing Date, with the resolutions of Purchaser authorizing the transactions described herein attached thereto, together with

25

certified copies of the charter, by-laws and certificate of good standing of Purchaser dated not earlier than thirty (30) days prior to the Closing Date.

7.13       Such other certificates of Purchaser’s officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

7.14       An executed Bill of Sale.

8.            COSTS. Seller shall pay Purchaser the costs and expenses as agreed upon by Seller and Purchaser in a separate Memorandum of Understanding dated as of October 10, 2016 and entered into between the Mortgage Loan Sellers (as defined in the Pooling and Servicing Agreement) in connection with this Agreement and the issuance of the Certificates (the “MOU“).

9.            NOTICES. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in clause (a), (b) or (c), (i) if to Purchaser, addressed to Banc of America Merrill Lynch Commercial Mortgage Inc., One Bryant Park, New York, New York 10036, Attention: Leland F. Bunch, III (with a copy to W. Todd Stillerman, Esq., Assistant General Counsel, Bank of America Corporation, 214 North Tryon Street, 20th Floor, NC1-027-20-05, Charlotte, North Carolina 28255, facsimile number: (404) 736-2127, and with a copy to: Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202, facsimile number: (704) 348-5200) (or such other address as may hereafter be furnished in writing by Purchaser), or (ii) if to Seller, addressed to UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, 1285 Avenue of the Americas, New York, New York 10019, Attention: David Schell, facsimile number: (212) 821-2943, with copies to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Henry Chung, facsimile number: (212) 821-2943, UBS AG, 153 West 51st Street, New York, New York 10019, Attention: Chad Eisenberger, Executive Director & Counsel (or to such other address as may hereafter be furnished in writing by Seller).

10.           SEVERABILITY OF PROVISIONS. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

26

11.          FURTHER ASSURANCES. Each party hereto agrees to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

12.          SURVIVAL. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

13.          GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH

27

COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

14.          BENEFITS OF MORTGAGE LOAN PURCHASE AGREEMENT. This Agreement shall inure to the benefit of and shall be binding upon Seller, Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the rights and obligations of Purchaser pursuant to Sections 1, 2, 4.1 (other than clause 4.1.7 and clause 4.1.14), 5, 9, 10, 11, 12, 13, and 15 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of Purchaser, (ii) each Underwriter and each Initial Purchaser is a third-party beneficiary of Section 4.1.14, and (iii) the Asset Representations Reviewer is a third-party beneficiary of Sections 4.1.9, 4.1.10, 4.1.11 and 4.1.12. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

15.          MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of Seller under this Agreement shall not be assigned by Seller without the prior written consent of Purchaser, except that any person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller is a party, or any person succeeding to the entire business of Seller shall be the successor to Seller hereunder.

16.          ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the MOU (solely with respect to those portions of this Agreement that are not assigned to the Trustee), Bill of Sale, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

[Signature pages follow.]

28

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed by their respective duly authorized officers on the date first above written.

UBS AG

By:	/s/ David Schell
Name: David Schell
Title: Authorized Signatory

By:	/s/ Nicholas Galeone
Name: Nicholas Galeone
Title: Authorized Signatory

BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.

By:	/s/ Theresa Dooley-Bollmann
Name: Theresa Dooley-Bollmann
Title: Vice President

MSBAM 2016-C31 – Mortgage Loan Purchase Agreement (UBS AG)

EXHIBIT 1
MORTGAGE LOAN SCHEDULE

●	Mortgage Loan Seller

●	Loan Number

●	Property Name

●	Cut-off Date Balance

●	Street Address

●	City

●	State

●	Note Date

●	Date of Maturity

●	Mortgage Rate

●	Original Term to Maturity or ARD

●	Remaining Term to Maturity or ARD

●	Original Amortization Term

●	ARD Loan (Yes/No)

●	Primary Servicing Fee Rate

●	Pari Passu Loan Primary Servicing Fee Rate

[See attached]

1-1

MSBAM 2016-C31
Mortgage Loan Schedule

UBS AG

Loan ID	Mortgage Loan Seller	Property Name	Cut-off Date Balance	Address	City	State	Note Date	Maturity Date	Mortgage Rate	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Amortization Term (mos.)	ARD (Yes/No)	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate
5	UBSAG	Vintage Park	$45,000,000	102-142 Vintage Park Boulevard	Houston	TX	10/7/2016	10/6/2026	4.9870%	120	119	360	No	0.00250%	0.00000%
12	UBSAG	Birmingham Office Portfolio	$29,000,000				10/7/2016	11/6/2021	4.7285%	60	60	360	No	0.00250%	0.00000%
12.01	UBSAG	Beacon Ridge Tower	$12,990,000	600 Beacon Parkway West	Birmingham	AL
12.02	UBSAG	Concourse 100	$11,310,000	100 Concourse Parkway	Hoover	AL
12.03	UBSAG	Concourse 800	$4,700,000	800 Concourse Parkway	Hoover	AL
14	UBSAG	TEK Park	$23,893,983	9999 Hamilton Boulevard	Breinigsville	PA	6/16/2016	7/6/2026	5.0000%	120	116	360	No	0.00000%	0.02250%
23	UBSAG	Stockridge Plaza	$12,537,059	5021-5221 Fruitridge Road & 5304-5410 Stockton Boulevard	Sacramento	CA	10/4/2016	10/6/2026	5.1272%	120	119	360	No	0.00250%	0.00000%
26	UBSAG	MY Portfolio	$9,984,518				10/7/2016	10/6/2026	4.9720%	120	119	300	No	0.00250%	0.00000%
26.01	UBSAG	Holiday Inn Express - Covington	$1,976,103	69354 Stirling Boulevard	Covington	LA
26.02	UBSAG	Holiday Inn - Vicksburg	$1,747,291	115 Cypress Centre Drive	Vicksburg	MS
26.03	UBSAG	Holiday Inn Express - New Orleans	$1,664,086	7049 Bullard Avenue	New Orleans	LA
26.04	UBSAG	Comfort Suites - Gonzales	$1,622,484	2821 West Cabela Parkway	Gonzales	LA
26.05	UBSAG	LaQuinta Inn & Suites - Vicksburg	$1,518,479	4160 South Frontage Road	Vicksburg	MS
26.06	UBSAG	Candlewood Suites - Slidell	$1,456,076	100 Holiday Boulevard	Slidell	LA
31	UBSAG	Ramada Plaza Atlanta Capital Park	$8,210,917	450 Capitol Avenue	Atlanta	GA	9/8/2016	9/6/2026	5.0000%	120	118	240	No	0.05000%	0.00000%
32	UBSAG	StorQuest - San Rafael, CA	$8,100,000	55 Golden Gate Drive	San Rafael	CA	9/30/2016	10/6/2026	4.2200%	120	119	360	No	0.05000%	0.00000%
33	UBSAG	Continental Plaza (3665 JFK)	$8,000,000	3665 John F Kennedy Parkway	Fort Collins	CO	9/14/2016	10/6/2026	4.5385%	120	119	360	No	0.00250%	0.00000%
39	UBSAG	Clarion Inn Lake Jackson	$6,363,781	925 Highway 332	Lake Jackson	TX	6/21/2016	7/6/2026	5.6500%	120	116	300	No	0.00250%	0.00000%
42	UBSAG	A Storage Place Hemet	$6,000,000	3450 Wentworth Drive	Hemet	CA	9/26/2016	10/6/2026	3.8425%	120	119	0	No	0.00250%	0.00000%
43	UBSAG	Donel Pair	$4,994,588				10/6/2016	10/6/2026	4.9212%	120	119	360	No	0.00250%	0.00000%
43.01	UBSAG	Flamingo Courtyard	$3,196,536	3055, 3075 and 3085 East Flamingo Road	Las Vegas	NV
43.02	UBSAG	AAA Storage	$1,798,052	2647 North Las Vegas Boulevard	North Las Vegas	NV
44	UBSAG	1400 Eubank - Albuquerque	$4,593,719	1400 Eubank Boulevard Southeast	Albuquerque	NM	10/6/2016	10/6/2026	5.6500%	120	119	300	No	0.00250%	0.00000%
48	UBSAG	StorQuest - Bakersfield, CA	$4,200,000	4601 White Lane	Bakersfield	CA	9/30/2016	10/6/2026	4.3095%	120	119	360	No	0.05000%	0.00000%
54	UBSAG	Country Inn & Suites - Michigan City	$3,095,413	3805 North Frontage Road	Michigan City	IN	10/3/2016	10/6/2026	5.2200%	120	119	300	No	0.00250%	0.00000%
59	UBSAG	The Okemos Plaza	$2,394,228	4738-4750 Central Park Drive	Okemos	MI	9/8/2016	9/6/2026	4.7185%	120	118	360	No	0.00250%	0.00000%

1-2

EXHIBIT 2
REPRESENTATIONS AND WARRANTIES REGARDING
INDIVIDUAL MORTGAGE LOANS

(1)       Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)       Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

   Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security

2-1

intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Schedule 2-A to this Exhibit 2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness

2-2

secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Schedule 2-C to this Exhibit 2, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices

2-3

necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)       Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)       Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)       Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)       Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding,

2-4

arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)       Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

(15)       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to

2-5

maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than

2-6

10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)       No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to

2-7

80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)       Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)       Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

2-8

(25)       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the

2-9

meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

(28)       Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of either an individual or combined annual balance sheet of the Mortgagor entities (and no other entities), together with the related combined or individual statements of operations, members’ capital and cash flows, including a combined or individual balance sheet and statement of income for the Mortgaged Properties on a combined or individual basis.

(29)       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism

2-10

Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Schedule 2-A to this Exhibit 2, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule 2-C to this Exhibit 2, or future permitted mezzanine debt as set forth on Schedule 2-D to this Exhibit 2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion

2-11

Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 to the Prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an

2-12

independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)       Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

     With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)        The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)        The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)        The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be

2-13

enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)       The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)       Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold

2-14

and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)         In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)          Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)       Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)       Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit 2.

(37)        No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Exhibit 2. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any

2-15

tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, the Mortgage File or the Prospectus, there is no Environmental Condition at the related Mortgaged Property.

2-16

(41)       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) as set forth on Schedule 2-B of this Exhibit 2 and (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan.

(44)       Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)       Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

2-17

Schedule 2-A

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES REGARDING

INDIVIDUAL MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
5	Vintage Park	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan is evidenced by a $10,000,000 A-2 Note and a $35,000,000 A-3 Note. The Mortgaged Property is also security for the pari passu $4,000,000 A-1 Note and $35,000,000 A-4 Note, which have an aggregate original principal balance of $39,000,000 and which are expected to be contributed to one or more future securitization transactions.
14	TEK Park	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan is evidenced by a $24,000,000 A-2 Note. The Mortgaged Property is also security for the pari passu $23,500,000 A-1 Note and $17,500,000 A-3 Note, which have an aggregate original principal balance of $41,000,000. The A-1 Note was contributed to the SGCMS 2016-C5 securitization trust. The A-3 Note is expected to be contributed to a future securitization transaction.
26	MY Portfolio	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan is evidenced by a $10,000,000 A-1 Note. The Mortgaged Property is also security for the pari passu $20,000,000 A-2 Note, which is expected to be contributed to a future securitization transaction.
42	A Storage Place Hemet	(16) Insurance	The Mortgage Loan documents provide that the premium for terrorism coverage is capped at 150% of the annual insurance premium as of the origination date subject to adjustment as set forth in the Mortgage Loan documents. The monthly escrow for annual insurance premiums is not required so long as the borrower maintains a blanket insurance policy pursuant to the Mortgage Loan documents.
5	Vintage Park	(24) Local Law Compliance

There are several local fire code violations at the Mortgaged Property as follows: (i) lack of maintenance of fire resistance rated construction; (ii) main entrance/exit lacks a locking/unlocking device; and (iii) the stair trench is higher than what is allowed (9 inches tall instead of the maximum height of 7 inches per the applicable code). The borrower is required to remediate the conditions cited and obtain approval from the relevant authorities, as set forth in the related Mortgage Loan documents.

There is also a missing Certificate of Compliance for one tenant at the Mortgaged Property. The borrower is required to cause the tenant to obtain said Certificate, as set forth in the related Mortgage Loan documents.

31	Ramada Plaza Atlanta Capital Park	(24) Local Law Compliance	The use of the Mortgaged Property as a hotel is a legal non-conforming use. The borrower is liable to the lender for any losses if the Mortgaged Property is not permitted to be operated for the hotel use following a restoration.
12 14 32 42 48 54	Birmingham Office Portfolio TEK Park StorQuest - San Rafael, CA A Storage Place Hemet StorQuest - Bakersfield, CA	(26) Recourse Obligations	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the lender acquires title and assumes control of the Mortgaged Property through power of sale, foreclosure or deed in lieu of foreclosure. The indemnitor bears the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the transfer date, (ii) did not occur as a result of any act or omission of the indemnitor or its affiliates in, or under or near the Mortgaged Property and (iii) did not occur as a result of a breach of environmental laws which

Sch. 2-A-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
59	Country Inn & Suites - Michigan City The Okemos Plaza		occurred prior to the transfer.
31 32 48 54 59	Ramada Plaza Atlanta Capital Park StorQuest - San Rafael, CA StorQuest - Bakersfield, CA Country Inn & Suites - Michigan City The Okemos Plaza	(26) Recourse Obligations	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is two or three years, as applicable, after payment in full of the related Mortgage Loan, provided that such indemnitor shall deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment which does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.
31	Ramada Plaza Atlanta Capital Park	(26) Recourse Obligations	Recourse with respect to waste is limited to any material physical waste at the Mortgaged Property caused by the intentional or willful acts or omissions of the borrower, the guarantor or any of their affiliates, except, with respect to any such waste arising solely from omissions of such parties resulting from insufficient gross income from operations to prevent such waste at the Mortgaged Property.
42	A Storage Place Hemet	(29) Acts of Terrorism Exclusion	See exception to Representation and Warranties #16 above.
14	TEK Park	(32) Defeasance	The Mortgage Loan documents do not have a provision expressly requiring that the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments under the Mortgage Loan.
32 48	StorQuest - San Rafael, CA StorQuest - Bakersfield, CA	(39) Organization of Mortgagor	The Mortgagors under each of these Mortgage Loans are affiliated entities.
Sch. 2-A-2

Schedule 2-B

List of Cross-Collateralized or Cross-Defaulted Mortgage Loans

None.

Sch. 2-B-1

Schedule 2-C

Mortgage Loans with Existing Mezzanine Debt

None.

Sch. 2-C-1

Schedule 2-D

Mortgage Loans with respect to which Mezzanine Debt is permitted in the future

Annex A-1 ID#	Mortgage Loan
14	TEK Park

Sch. 2-D-1

EXHIBIT 3

FORM OF BILL OF SALE

1.            Parties. The parties to this Bill of Sale are the following:

Seller:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York
Purchaser:	Banc of America Merrill Lynch Commercial Mortgage Inc.

2.            Sale. For value received, Seller hereby conveys to Purchaser, without recourse, all right, title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans identified on Exhibit 1 (the “Mortgage Loan Schedule”) to the Mortgage Loan Purchase Agreement, dated October 25, 2016 (the “Mortgage Loan Purchase Agreement”), between Seller and Purchaser and all of the following property:

(a)       All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

(b)       All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

(c)       All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

3.            Purchase Price. The par amount equal to $176,368,206 (plus accrued interest and subject to certain adjustments pursuant to that certain Memorandum of Understanding dated as of October 10, 2016 and entered into between the Mortgage Loan Sellers (as defined in the Pooling and Servicing Agreement)).

4.            Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

3-1

IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on the Closing Date (as defined in the Mortgage Loan Purchase Agreement).

SELLER:	UBS AG

By:
Name:
Title:

By:
Name:
Title:

PURCHASER:	BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.

By:
Name:
Title:

3-2

EXHIBIT 4

FORM OF LIMITED POWER OF ATTORNEY

TO WELLS FARGO BANK, NATIONAL ASSOCIATION AND Rialto capital advisors, llc
WITH RESPECT TO MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2016-C31, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2016-C31

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement dated October 25, 2016 (the “Mortgage Loan Purchase Agreement”), between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“Seller”) and Banc of America Merrill Lynch Commercial Mortgage Inc. (“Depositor”), Seller is selling certain multifamily and commercial mortgage loans (the “Mortgage Loans”) to Depositor;

WHEREAS, pursuant to the terms of the Pooling and Servicing Agreement dated as of November 1, 2016 (the “Pooling and Servicing Agreement”), between the Depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer“), Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), Wilmington Trust, National Association, as trustee (the “Trustee“), and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), as custodian (in such capacity, the “Custodian“), as certificate registrar (in such capacity, the “Certificate Registrar”), and as authenticating agent (in such capacity, the “Authenticating Agent”), the Trustee, the Custodian and the Special Servicer are granted certain powers, responsibilities and authority in connection with the completion and the filing and recording of assignments of mortgage, deeds of trust or similar documents, Form UCC-3 assignments of financing statements, reassignments of assignments of leases, rents and profits and other Mortgage Loan documents required to be filed or recorded in appropriate public filing and recording offices;

WHEREAS, Seller has agreed to provide this Limited Power of Attorney pursuant to the Mortgage Loan Purchase Agreement;

NOW, THEREFORE, Seller does hereby make, constitute and appoint the Custodian (on behalf of the Trustee), acting solely in its capacity as Custodian under, and in accordance with the terms of, the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in Seller’s name, place and stead: (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of the Trustee, as set forth in the definition of “Mortgage File” in Section 1.01 of the Pooling and Servicing Agreement, that have been received by the Trustee or a Custodian on its behalf, and all Form UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, in each case in favor of the Trustee as set forth in the definition of “Mortgage File” in,

4-1

and in accordance with Section 1.01 of, the Pooling and Servicing Agreement, and to evidence, provide notice of and perfect such assignments and conveyances in favor of the Trustee in the public records of the appropriate filing and recording offices; and (ii) to prepare, execute and file or record in the appropriate public filing or recording offices, as applicable, all other Mortgage Loan documents to be recorded under the terms of the Pooling and Servicing Agreement or any such Mortgage Loan documents which have not been submitted for filing or recordation by Seller on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices. Notwithstanding the foregoing, this Limited Power of Attorney shall grant to the Custodian (on behalf of the Trustee) and the Special Servicer only such powers, responsibilities and authority as are set forth in Section 2 of the Mortgage Loan Purchase Agreement.

Seller does also hereby make, constitute and appoint the Special Servicer, acting solely in its capacity as Special Servicer under the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to the Mortgage Loans in Seller’s name, place and stead solely to exercise and perform all of the rights, authority and powers of the Custodian (on behalf of the Trustee) as set forth in the preceding paragraph in the event of the failure or the incapacity of the Custodian to do so for any reason. As between the Special Servicer and any third party, no evidence of the failure or incapacity of the Custodian shall be required and such third party may rely upon the Special Servicer’s written statement that it is acting pursuant to the terms of this Limited Power of Attorney.

The enumeration of particular powers herein is not intended in any way to limit the grant to the Custodian (on behalf of the Trustee) or the Special Servicer as Seller’s attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as Seller might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and Seller agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of the second following paragraph below. As between Seller, the Depositor, the Special Servicer, the Custodian, the Issuing Entity and the Certificateholders, neither the Custodian nor the Special Servicer may exercise any right, authority or power granted by this Limited Power of Attorney in a manner which would violate the terms of the Pooling and Servicing Agreement, but any and all third parties dealing with the Custodian (on behalf of the Trustee) or the Special Servicer as Seller’s attorney-in-fact may rely completely, unconditionally and conclusively on the authority of the Custodian or the Special Servicer, as applicable, and need not make any inquiry about whether the Custodian or the Special Servicer is acting pursuant to the Pooling and Servicing Agreement. Any purchaser, title insurance company or other third party may rely upon a written statement by the Custodian or the Special Servicer that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Pooling and Servicing Agreement.

Any act or thing lawfully done hereunder by the Custodian (on behalf of the Trustee) or the Special Servicer shall be binding on Seller and Seller’s successors and assigns.

This Limited Power of Attorney shall continue in full force and effect with respect to the Custodian (on behalf of the Trustee) and the Special Servicer, as applicable, until the earliest occurrence of any of the following events:

4-2

(1)	with respect to the Custodian (on behalf of the Trustee), the termination of the Custodian and its replacement with a successor Custodian under the terms of the Pooling and Servicing Agreement;

(2)	with respect to the Special Servicer, the termination of such entity and its replacement with a successor Special Servicer under the terms of the Pooling and Servicing Agreement;

(3)	with respect to the Custodian (on behalf of the Trustee), the appointment of a receiver or conservator with respect to the business of the Custodian, or the filing of a voluntary or involuntary petition in bankruptcy by or against the Custodian;

(4)	with respect to the Special Servicer, the appointment of a receiver or conservator with respect to the business of such entity, or the filing of a voluntary or involuntary petition in bankruptcy by or against such entity;

(5)	with respect to each of the Custodian (on behalf of the Trustee) and the Special Servicer and any Mortgage Loan, such Mortgage Loan is no longer a part of the Issuing Entity;

(6)	with respect to each of the Custodian (on behalf of the Trustee) and the Special Servicer, the termination of the Pooling and Servicing Agreement in accordance with its terms; and

(7)	with respect to the Special Servicer, the occurrence and continuance of, or failure to cure, any of the events described under Section 7.01(a) of the Pooling and Servicing Agreement with respect to the Special Servicer.

Nothing herein shall be deemed to amend or modify the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or the respective rights, duties or obligations of Seller under the Mortgage Loan Purchase Agreement, and nothing herein shall constitute a waiver of any rights or remedies under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Mortgage Loan Purchase Agreement or, if not defined therein, then in the Pooling and Servicing Agreement.

THIS POWER OF ATTORNEY AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

[Signature on next page]

4-3

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of _______________, 2016.

UBS AG

By:
Name:
Title:

By:
Name:
Title:

4-4

ACKNOWLEDGEMENT

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)

On this ____ day of _____________ 20__, before me appeared __________________, to me personally known, who, being by me duly sworn did say that he/she is the ___________________ of UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said ___________________ acknowledged said instrument to be the free act and deed of said corporation.

Name:
Notary Public in and for said County and State

My Commission Expires:

4-5